Ex - 23.1 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by references in the Registration Statement of Merisel, Inc. on Form S-8 (relating to the Merisel, Inc. 401(k) Retirement
Savings Plan) of our report dated January 15, 1998 appearing in the Annual Report on Form 11-K of the Merisel, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 1996.

/s/Deloitte & Touche, LLP
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Deloitte & Touche LLP

Los Angeles, California

January 20, 1998